FILED PURSUANT TO RULE 424(b)(3)
REGISTRATION NO. 333-130817
PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED JUNE 1, 2006

13,355,000 SHARES

SURGE GLOBAL ENERGY, INC.

COMMON STOCK

This prospectus supplement provides updated information to certain sections set forth in the prospectus dated June 1, 2006 relating to the resale of the shares of our common stock by the selling stockholders identified in the prospectus. You should read both this prospectus supplement and the prospectus before investing in our securities.

The date of this prospectus supplement is February 27, 2007.

Effective on February 22, 2007, we filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State increasing the number of authorized shares of common stock of our company from 75,000,000 shares to 200,000,000 shares, which amendment has also been reported on our Form 8-K filed with the Securities and Exchange Commission on February 22, 2007. No other changes were made to our Certificate of Incorporation. This disclosure is an update to the “Description of Capital Stock” section in the prospectus.